Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO
18 USC 1350 (Section 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, Hugh C. Lane, Jr., President of Bank of South Carolina Corporation (the “Company”), certify, that to the best of my knowledge, based upon a review of the quarterly report on Form 10QSB for the period ended June 30, 2003 of the Company (the “Report”):

1.	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (U.S.C. 78m or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 23, 2003

	BY:	/s/ Hugh C. Lane, Jr.

Hugh C. Lane, Jr.
President

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